Chris Broili, C.P. Geo. and L.P. Geo.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the report titled “Technical Report on the New York Canyon Project” dated April 6, 2010 in the Registration Statement on Form S-1/A (the “Registration Statement”) to be filed by Canyon Copper Corp. with the United States Securities and Exchange Commission.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement.

Dated the 14th day of December, 2011.

/s/ Chris Broili

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Chris Broili, C.P. Geo. and L.P. Geo.